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                                   EXHIBIT 21





                                SUBSIDIARIES OF
                           McCLATCHY NEWSPAPERS, INC.
                            (a Delaware corporation)



                                     ALASKA
                           Anchorage Daily News, Inc.

                                   CALIFORNIA
                              El Dorado Newspapers
                             Fifty-Five Plus, Inc.
                            Gavilan Newspapers, Inc.
                           Information Sources, Inc.
                                   Legi-Tech
                            Newsprint Ventures, Inc.
                          The Newspaper Network, Inc.

                                    DELAWARE
                             Wingate Paper Company

                                 SOUTH CAROLINA
                          East Coast Newspapers, Inc.

                                   WASHINGTON
                              Pierce-Herald, Inc.
                               Tacoma News, Inc.